Wells Fargo Utilities and High Income Fund (ERH)

CUSIP 94987E109

IMPORTANT NOTICE TO SHAREHOLDERS

September 1, 2020 – This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST), long-term capital gains (LT) and paid in capital. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to- date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

Data as of 8/31/2020
	Current Month					Fiscal Year to Date					Current Month
		Estimated Sources of Distribution					Estimated Sources of Distribution				Estimated Percentages of Distribution
	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	NII	LT Gains	ST Gains	Paid in Capital
ERH (FYE 8/31)	0.07809	0.04319	0	0	0.0349	0.95036	0.40007	0.13708	0	0.41321	55.30%	0.00%	0.00%	44.70%

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

Data as of 7/31/2020
	Fiscal		Annualized		Cumulative
	YTD		5-Year	Fiscal YTD	Fiscal YTD	Fiscal YTD
			Return on	Dist Rate	Return on	Dist Rate
	Dist	NAV	NAV	on NAV[1]	NAV	on NAV[1]
ERH (FYE 8/31)	0.87227	12.31	6.52%	7.72%	(0.98)%	7.09%
1 As a percentage of 7/31 NAV

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

News Release | October 1, 2020

Wells Fargo Utilities and High Income Fund Announces Sources of Distribution

SAN FRANCISCO – October 1, 2020 – The Wells Fargo Utilities and High Income Fund (NYSE American: ERH) released information about the sources of today’s distribution in a Notice provided to shareholders. The full text of the Notice is available below and on the Wells Fargo Asset Management website.

IMPORTANT NOTICE TO SHAREHOLDERS

This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST), long-term capital gains (LT), and paid-in capital. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to-date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

Data as of 9/30/2020
	Current Month					Fiscal Year to Date					Current Month
		Estimated Sources of Distribution					Estimated Sources of Distribution				Estimated Percentages of Distribution
	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	NII	LT Gains	ST Gains	Paid in Capital
ERH (FYE 8/31)	0.07233	0.03747	0	0	0.03486	0.07233	0.03747	0	0	0.03486	51.80%	0.00%	0.00%	48.20%

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

Data as of 8/31/2020
	Fiscal		Annualized		Cumulative
	YTD		5-Year	Fiscal YTD	Fiscal YTD	Fiscal YTD
			Return on	Dist Rate	Return on	Dist Rate
	Dist	NAV	NAV	on NAV[1]	NAV	on NAV[1]
ERH (FYE 8/31)	0.95036	12.00	6.77%	7.92%	0.04%	7.92%
[1] As a percentage of 8/31 NAV

Additional Disclosures about the Wells Fargo Closed-End Funds

The fund makes distributions in accordance with a managed distribution plan that provides for the declaration of monthly distributions to common shareholders of the fund at an annual minimum fixed rate of 7.0%, based on the fund’s average monthly net asset value (NAV) per share over the prior 12 months. Under the managed distribution plan, distributions are sourced from income and also may be sourced from paid-in capital and/or capital gains. The fund’s distributions in any period may be more or less than the net return earned by the fund on its investments and therefore should not be used as a measure of performance or confused with yield or income. Distributions in excess of fund returns will cause the fund’s NAV to decline. Investors should not draw any conclusions about the fund’s investment performance from the amount of its distribution or from the terms of its managed distribution plan.

The quoted distribution rate is a figure that uses the fund’s previous distribution to calculate an annualized figure. The distribution rate is calculated by annualizing the last distribution and then dividing by the period-ending NAV or market price. Special distributions, including special capital gains distributions, are not included in the calculation.

The Wells Fargo Utilities and High Income Fund is a closed-end equity and high-yield bond fund. The fund’s investment objective is to seek a high level of current income and moderate capital growth with an emphasis on providing tax-advantaged dividend income.

The final determination of the source of all dividend distributions in the current year will be made after year-end. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon a fund’s investment experience during the remainder of the fiscal year and may be subject to change based on tax regulations. Each fund will send shareholders a Form 1099-DIV for the calendar year that will tell shareholders how to report these distributions for federal income tax purposes.

For more information on Wells Fargo’s closed-end funds, please visit our website.

The fund is a closed-end fund that is no longer engaged in initial public offerings, and shares are available only through broker-dealers on the secondary market. Unlike an open-end mutual fund, a closed-end fund offers a fixed number of shares for sale. After the initial public offering, shares are bought and sold through broker-dealers in the secondary marketplace, and the market price of the shares is determined by supply and demand, not by NAV, and is often lower than the NAV. A closed-end fund is not required to buy its shares back from investors upon request.

The use of leverage results in certain risks, including, among others, the likelihood of greater volatility of net asset value and the market price of common shares. High-yield, lower-rated bonds may contain more risk due to the increased

2       October 1, 2020 | News Release

possibility of default. Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability, and foreign currency fluctuations. Risks of international investing are magnified in emerging or developing markets. Funds that concentrate their investments in a single industry or sector may face increased risk of price fluctuation due to adverse developments within that industry or sector. Small- and mid-cap securities may be subject to special risks associated with narrower product lines and limited financial resources compared with their large-cap counterparts. Derivatives involve additional risks, including interest rate risk, credit risk, the risk of improper valuation, and the risk of noncorrelation to the relevant instruments they are designed to hedge or closely track. There are numerous risks associated with transactions in options on securities. Illiquid securities may be subject to wide fluctuations in market value and may be difficult to sell. This closed-end fund is no longer available as an initial public offering and is only offered through broker-dealers on the secondary market. A closed-end fund is not required to buy its shares back from investors upon request.

Wells Fargo Asset Management (WFAM) is the trade name for certain investment advisory/management firms owned by Wells Fargo & Company. These firms include but are not limited to Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC. Certain products managed by WFAM entities are distributed by Wells Fargo Funds Distributor, LLC (a broker-dealer and Member FINRA).

This material is for general informational and educational purposes only and is NOT intended to provide investment advice or a recommendation of any kind—including a recommendation for any specific investment, strategy, or plan.

Some of the information contained herein may include forward-looking statements about the expected investment activities of the funds. These statements provide no assurance as to the funds’ actual investment activities or results. Readers must make their own assessment of the information contained herein and consider such other factors as they may deem relevant to their individual circumstances.

PAR-0920-01008

INVESTMENT PRODUCTS: NOT FDIC INSURED ● NO BANK GUARANTEE ● MAY LOSE VALUE

- End -

Contact Information

Media

Robert Julavits, 646-618-2790

robert.w.julavits@wellsfargo.com

Shareholder inquiries

1-800-730-6001

Financial advisor inquiries

1-888-877-9275

###

3       October 1, 2020 | News Release

Wells Fargo Utilities and High Income Fund (ERH)

CUSIP 94987E109

IMPORTANT NOTICE TO SHAREHOLDERS

November 2, 2020 – This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST), long-term capital gains (LT) and paid in capital. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to-date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

Data as of 10/31/2020
	Current Month					Fiscal Year to Date					Current Month
		Estimated Sources of Distribution					Estimated Sources of Distribution				Estimated Percentages of Distribution
	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	NII	LT Gains	ST Gains	Paid in Capital
ERH (FYE 8/31)	0.07200	0.01081	0	0	0.06119	0.14433	0.04828	0	0	0.09605	15.00%	0.00%	0.00%	85.00%

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

Data as of 9/30/2020
			Annualized		Cumulative
			5-Year	Fiscal YTD	Fiscal YTD	Fiscal YTD
			Return on	Dist Rate	Return on	Dist Rate
	Fiscal YTD Dist	NAV	NAV	on NAV[1]	NAV	on NAV[1]
ERH (FYE 8/31)	0.07233	11.98	6.89%	7.35%	0.43%	0.60%
[1] As a percentage of 9/30 NAV

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Wells Fargo Utilities and High Income Fund (ERH)

CUSIP 94987E109

IMPORTANT NOTICE TO SHAREHOLDERS

December 1, 2020 – This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST), long-term capital gains (LT) and paid in capital. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to-date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

Data as of 11/30/2020
	Current Month					Fiscal Year to Date					Current Month
		Estimated Sources of Distribution					Estimated Sources of Distribution				Estimated Percentages of Distribution
	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	NII	LT Gains	ST Gains	Paid in Capital
ERH (FYE 8/31)	0.07143	0.06986	0	0	0.00157	0.21576	0.11814	0	0	0.09762	97.80%	0.00%	0.00%	2.20%

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

Data as of 10/31/2020
			Annualized		Cumulative
			5-Year	Fiscal YTD	Fiscal YTD	Fiscal YTD
			Return on	Dist Rate	Return on	Dist Rate
	Fiscal YTD Dist	NAV	NAV	on NAV[1]	NAV	on NAV[1]
ERH (FYE 8/31)	0.14433	12.39	7.03%	6.97%	4.48%	1.16%
[1] As a percentage of 10/31 NAV

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Wells Fargo Utilities and High Income Fund (ERH)

CUSIP 94987E109

IMPORTANT NOTICE TO SHAREHOLDERS

January 4, 2021 – This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST), long-term capital gains (LT) and paid in capital. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to-date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

Data as of 12/31/2020
	Current Month					Fiscal Year to Date					Current Month
		Estimated Sources of Distribution					Estimated Sources of Distribution				Estimated Percentages of Distribution
	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	NII	LT Gains	ST Gains	Paid in Capital
ERH (FYE 8/31)	0.07101	0.02483	0	0	0.04618	0.28677	0.14297	0	0	0.14380	35.00%	0.00%	0.00%	65.00%

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

Data as of 11/30/2020
			Annualized		Cumulative
			5-Year	Fiscal YTD	Fiscal YTD	Fiscal YTD
			Return on	Dist Rate	Return on	Dist Rate
	Fiscal YTD Dist	NAV	NAV	on NAV[1]	NAV	on NAV[1]
ERH (FYE 8/31)	0.21576	12.54	7.94%	6.90%	6.34%	1.72%
1 As a percentage of 11/30 NAV

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Wells Fargo Utilities and High Income Fund (ERH)

CUSIP 94987E109

IMPORTANT NOTICE TO SHAREHOLDERS

February 1, 2021 – This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST), long-term capital gains (LT) and paid in capital. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to-date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

Data as of 1/31/2021
	Current Month					Fiscal Year to Date					Current Month
		Estimated Sources of Distribution					Estimated Sources of Distribution				Estimated Percentages of Distribution
	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	NII	LT Gains	ST Gains	Paid in Capital
ERH (FYE 8/31)	0.07123	0.01009	0	0	0.06114	0.35800	0.15306	0	0	0.20494	14.20%	0.00%	0.00%	85.80%

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

Data as of 12/31/2020
			Annualized		Cumulative
			5-Year	Fiscal YTD	Fiscal YTD	Fiscal YTD
			Return on	Dist Rate	Return on	Dist Rate
	Fiscal YTD Dist	NAV	NAV	on NAV[1]	NAV	on NAV[1]
ERH (FYE 8/31)	0.28677	12.58	8.45%	6.82%	7.29%	2.28%
1 As a percentage of 12/31 NAV

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE